Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (Post Effective Amendment No.1 to Form S-1 No. 333-152042) of USA Technologies, Inc.  of our report dated September 26, 2007, relating to our audits of the 2007 and 2006 consolidated financial statements and financial statement schedule appearing in the Prospectus, which is part of the Registration Statement dated March 13, 2009.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Goldstein Golub Kessler LLP

New York, NY
March 13, 2009